QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Certification of CEO and CFO
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K/A for the fiscal year ended January 29, 2005 as filed with the Securities and Exchange Commission by Electronics Boutique Holdings Corp. (the "Company") on the date hereof (the "Report"), Jeffrey W. Griffiths, as President and Chief Executive Officer of the Company, and James A. Smith, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ JEFFREY W. GRIFFITHS
Name:	Jeffrey W. Griffiths
Title:	President and Chief Executive Officer
Date:	September 2, 2005

By:	/s/ JAMES A. SMITH
Name:	James A. Smith
Title:	Senior Vice President and Chief Financial Officer
Date:	September 2, 2005

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this certification required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

Certification of CEO and CFO pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002